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                                                                 EXHIBIT 23.5



                        CONSENT OF HOVDE FINANCIAL, INC.


The undersigned, acting as an independent financial advisor to the Board of Directors of BancSecurity Corporation, hereby consents to the reference to our firm in the Form S-4 Registration Statement, and Joint Proxy Statement/Prospectus included therein, relating to the acquisition of BancSecurity Corporation by F&M Bancorporation, Inc,. and to the inclusion of our fairness opinion as an exhibit to the Joint Proxy Statement/Prospectus.

Dated: May 18, 1998



                                           HOVDE FINANCIAL, INC.



                                           By: /s/ Hovde Financial, Inc.
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